Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Fiscal 2013 First Quarter
Solid Performance in Core Distribution and 17% GBS Growth

Fremont, Calif., - March 27, 2013 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 28, 2013.

	Q1 FY13	Q1 FY12	Net Change
Revenue ($M)	$2,461	$2,461	0.0%
Operating income ($M)	$55.9	$64.0	-12.6%
Operating margin	2.27%	2.60%	-33bp
Net income attributable to SYNNEX Corporation ($M)	$33.4	$38.2	-12.7%
Diluted EPS	$0.88	$1.02	-13.7%

“I am pleased to report solid quarterly results even as compared to the prior year's exceptional profits which benefitted from the hard drive shortage and considering the recent weakening of key foreign currencies such as the yen. Steady operational execution within the core Distribution Segment aligned well with our mix shift into higher margin product and service offerings, including in our Technology Solutions Division," stated Kevin Murai, President and Chief Executive Officer. “Our GBS Segment's strong revenue growth continues, driven by strategic investment and increasing momentum in our rapidly growing Concentrix business.”

Fiscal 2013 First Quarter Highlights:

•
Distribution:  Revenue was $2.42 billion, essentially flat from the prior fiscal year quarter.  Distribution income before non-operating items, income taxes and noncontrolling interest was $52.1 million, or 2.15% of distribution revenue compared with $62.4 million, or 2.57% in the prior fiscal year quarter.

•
Global Business Services (GBS):  Revenue was $52.5 million, an increase of 16.5% over the prior fiscal year first quarter. GBS income before non-operating items, income taxes and non-controlling interest was $3.9 million, or 7.43% of GBS revenue compared with $2.0 million, or 4.42% in the prior fiscal year quarter.

•	Trailing fiscal four quarters ROIC was 10.1% for the fiscal first quarter of 2013, compared to 11.4% in the prior year fiscal first quarter.

•	The cash conversion cycle was 43 days, down two days from the prior fiscal year quarter.

•	The debt to capitalization ratio was 18%.

•	Depreciation and amortization were $4.3 million and $2.0 million, respectively.

Fiscal 2013 Second Quarter Outlook:
The following statements are based on the Company's current expectations for the fiscal 2013 second quarter. These statements are forward-looking and actual results may differ materially.
“We anticipate that IT demand will remain mixed for products we sell and geographies we operate in. In addition, ongoing competitive pricing and a more limited ability to earn incremental incentives will impact our gross margin this quarter.” Mr. Murai continued, “Despite the near-term challenges, however, we remain focused on growing our business and expect our margins to improve in the second half of the year.”

•	Revenue is expected to be in the range of $2.425 billion to $2.525 billion.

•	Net income is expected to be in the range of $29.8 million to $31.0 million.

•	Diluted earnings per share are expected to be in the range of $0.78 to $0.82.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.

About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 12,000 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the demand environment, growth in profitability and margins, expansion into higher margin product and service offerings, investment and growth in our GBS segment, competitive pricing, vendor rebates, and our revenue, operating margins, net income and earnings per share, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; market acceptance and product life of the platforms sold by companies recently acquired; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our business process outsourcing and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2012 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2013 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	February 28, 2013	November 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$232,074	$163,699
Short-term investments	15,739	15,933
Accounts receivable, net	1,196,077	1,401,087
Receivable from affiliates	328	285
Inventories	916,196	923,340
Current deferred tax assets	23,400	23,390
Other current assets	59,585	52,727
Total current assets	2,443,399	2,580,461
Property and equipment, net	120,423	122,923
Goodwill	184,531	189,088
Intangible assets, net	25,905	29,049
Deferred tax assets	648	619
Other assets	39,034	41,122
Total assets	$2,813,940	$2,963,262
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$82,283	$52,698
Convertible debt	142,824	141,436
Accounts payable	947,011	1,111,833
Accrued liabilities	145,987	181,270
Income taxes payable	14,271	7,470
Total current liabilities	1,332,376	1,494,707
Long-term borrowings	72,618	81,152
Long-term liabilities	54,841	58,783
Deferred tax liabilities	8,212	9,265
Total liabilities	1,468,047	1,643,907
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	37	37
Additional paid-in capital	328,365	324,292
Treasury stock	(21,814)	(21,611)
Accumulated other comprehensive income	24,690	35,405
Retained earnings	1,014,269	980,900
Total SYNNEX Corporation stockholders’ equity	1,345,547	1,319,023
Noncontrolling interest	346	332
Total equity	1,345,893	1,319,355
Total liabilities and equity	$2,813,940	$2,963,262

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2013	February 29, 2012
Revenue	$2,460,839	$2,460,694
Cost of revenue	(2,304,752)	(2,291,422)
Gross profit	156,087	169,272
Selling, general and administrative expenses	(100,147)	(105,284)
Income before non-operating items, income taxes and noncontrolling interest	55,940	63,988
Interest expense and finance charges, net	(5,493)	(6,035)
Other income, net	1,261	2,099
Income before income taxes and noncontrolling interest	51,708	60,052
Provision for income taxes	(18,317)	(20,898)
Net income	33,391	39,154
Net income attributable to noncontrolling interest	(22)	(931)
Net income attributable to SYNNEX Corporation	$33,369	$38,233
Net income per share attributable to SYNNEX Corporation:
Basic	$0.91	$1.05
Diluted	$0.88	$1.02
Weighted-average common shares outstanding:
Basic	36,663	36,303
Diluted	38,030	37,632